UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2019

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 14, 2019, Clovis Oncology, Inc. (the “Company”) entered into amendments to the employment agreements with each of Patrick Mahaffy, Daniel Muehl, Gillian Ivers-Read and Paul Gross, pursuant to which each agreed, without additional consideration, to the deletion of the provisions which would have entitled him or her to receive a gross-up payment in the event excise taxes would be imposed on any “parachute payments” under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (a “280G Gross-Up”). As a result of these amendments none of the Company’s named executive officers are entitled to any 280G Gross-Up amounts.

The foregoing description is qualified in its entirety by reference to the Employment Agreement Amendments, copies of which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 under Item 9.01 of this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment to Employment Agreement, by and between Clovis Oncology, Inc. and Patrick Mahaffy, dated March 14, 2019.

10.2	Amendment to Employment Agreement, by and between Clovis Oncology, Inc. and Daniel Muehl, dated March 14, 2019.

10.3	Amendment to Employment Agreement, by and between Clovis Oncology, Inc. and Gillian Ivers-Read, dated March 14, 2019.

10.4	Amendment to Employment Agreement, by and between Clovis Oncology, Inc. and Paul Gross, dated March 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

March 14, 2019	By:	/s/ Paul E. Gross
	Name:	Paul E. Gross
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer